FOR IMMEDIATE RELEASE

Workiva Announces Second Quarter 2019 Financial Results
Q2 Subscription and Support Revenue of $60.5 Million, up 23.8% from Q2 2018
Q2 Total Revenue of $73.5 Million, up 24.3% from Q2 2018

AMES, Iowa - August 6, 2019 — Workiva (NYSE:WK), the leading cloud provider of connected reporting and compliance solutions, today announced financial results for its second quarter ended June 30, 2019.
"Once again, we posted strong quarterly results,” said Marty Vanderploeg, Chief Executive Officer of Workiva. "We exceeded quarterly guidance for revenue and operating results, and we are raising our full year 2019 guidance."
"This past year we improved operational efficiencies, focused our growth strategy and invested in key growth opportunities. Based on our success to date, we plan to continue to accelerate investments in expanding across Europe, increasing adoption for global statutory reporting and integrated risk and building more data integrations," said Vanderploeg.
"As we continue to expand into new markets and countries, we are even more confident of the broader global demand for our platform. Workiva is the only cloud platform for connected reporting and compliance with the scale and sophistication that corporations and governments need and trust," added Vanderploeg.
Second Quarter 2019 Financial Highlights
•Revenue: Total revenue for the second quarter of 2019 reached $73.5 million, an increase of 24.3% from $59.1 million in the second quarter of 2018. Subscription and support revenue contributed $60.5 million, up 23.8% versus the second quarter of 2018. Professional services revenue was $13.0 million, an increase of 26.4% compared to the same quarter in the prior year.
•Gross Profit: GAAP gross profit for the second quarter of 2019 was $52.8 million compared with $42.8 million in the same quarter of 2018. GAAP gross margin was 71.8% versus 72.4% in the second quarter of 2018. Non-GAAP gross profit for the second quarter of 2019 was $53.6 million, an increase of 24.1% compared with the prior year's second quarter, and non-GAAP gross margin was 73.0% compared to 73.1% in the second quarter of 2018.
•Loss from Operations: GAAP loss from operations for the second quarter of 2019 was $8.4 million compared with a loss of $21.8 million in the prior year's second quarter. Non-GAAP income from operations was $86 thousand, compared with non-GAAP loss from operations of $5.4 million in the second quarter of 2018.
•Net Loss: GAAP net loss for the second quarter of 2019 was $8.3 million compared with a net loss of $21.8 million for the prior year's second quarter. GAAP net loss per basic and diluted share was $0.18 compared with a net loss per basic and diluted share of $0.50 in the second quarter of 2018.
•Non-GAAP net income for the second quarter of 2019 was $0.2 million compared with a net loss of $5.4 million in the prior year's second quarter. Non-GAAP net income per basic and diluted share were both $0.00, compared with a net loss per basic and diluted share of $0.12 in the second quarter of 2018.
•Balance Sheet: As of June 30, 2019, Workiva had cash, cash equivalents and marketable securities totaling $137.6 million, compared with $98.3 million as of December 31, 2018. Financing obligations totaled $17.8 million as of June 30, 2019.

Key Metrics
•Customers: Workiva had 3,421 customers as of June 30, 2019, a net increase of 199 customers from June 30, 2018.
•Revenue Retention Rate: As of June 30, 2019, Workiva's revenue retention rate (excluding add-on revenue) was 95.4%, and the revenue retention rate including add-on revenue was 114.5%. Add-on revenue includes changes for existing customers in new solutions, new seats and pricing.
•Large Contracts: As of June 30, 2019, Workiva had 558 customers with an annual contract value (ACV) of more than $100,000, up 52.5% from 366 customers at June 30, 2018. Workiva had 238 customers with an ACV of more than $150,000, up 47.8% from 161 customers in the second quarter of 2018.
Financial Outlook
As of August 6, 2019, Workiva is providing guidance for its third quarter 2019 and full year 2019 as follows:
Third Quarter 2019 Guidance:
•Total revenue is expected to be in the range of $72.0 million to $72.5 million.
•GAAP loss from operations is expected to be in the range of $16.4 million to $16.9 million.
•Non-GAAP loss from operations is expected to be in the range of $7.5 million to $8.0 million.
•GAAP net loss per basic and diluted share is expected to be in the range of $0.35 to $0.36.
•Non-GAAP net loss per basic and diluted share is expected to be in the range of $0.16 to $0.17.
•Net loss per basic and diluted share is based on 46.9 million weighted-average shares outstanding.
Full Year 2019 Guidance:
•Total revenue is expected to be in the range of $290.0 million to $291.0 million.
•GAAP loss from operations is expected to be in the range of $47.0 million to $49.0 million.
•Non-GAAP loss from operations is expected to be in the range of $12.0 million to $14.0 million.
•Net cash provided by operating activities is expected to be approximately $32 million.
•GAAP net loss per basic and diluted share is expected to be in the range of $1.03 to $1.07.
•Non-GAAP net loss per basic and diluted share is expected to be in the range of $0.27 to $0.31.
•Net loss per basic and diluted share is based on 46.4 million weighted-average shares outstanding.

Quarterly Conference Call
Workiva will host a conference call today at 5:00 p.m. ET to review the Company’s financial results for the second quarter 2019, in addition to discussing the Company’s outlook for the third quarter and full year 2019. To access this call, dial 833-287-0800 (domestic) or 647-689-4459 (international). The conference ID is 4857095. A live webcast of the conference call will be accessible in the "Investor Relations" section of Workiva’s website at www.workiva.com. A replay of this conference call can also be accessed through August 13, 2019 at 800-585-8367 (domestic) or 416-621-4642 (international). The replay pass code is 4857095. An archived webcast of this conference call will also be available an hour after the completion of the call in the "Investor Relations" section of the Company’s website at www.workiva.com.
About Workiva
Workiva, the leading cloud provider of connected reporting and compliance solutions, is used by thousands of enterprises across 180 countries, including more than 75 percent of Fortune 500® companies, and by government agencies. Our customers have linked over five billion data elements to trust their data, reduce risk and save time. For more information about Workiva (NYSE:WK), please visit workiva.com.

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Non-GAAP Financial Measures
The non-GAAP adjustments referenced herein relate to the exclusion of stock-based compensation and CEO separation expense. A reconciliation of GAAP to non-GAAP historical financial measures has been provided in Table I at the end of this press release. A reconciliation of GAAP to non-GAAP guidance has been provided in Table II at the end of this press release.

Workiva believes that the use of non-GAAP gross profit and gross margin, non-GAAP income (loss) from operations, non-GAAP net income (loss) and non-GAAP net income (loss) per share is helpful to its investors. These measures, which are referred to as non-GAAP financial measures, are not prepared in accordance with generally accepted accounting principles in the United States, or GAAP. Non-GAAP gross profit is calculated by excluding stock-based compensation expense attributable to cost of revenues from gross profit. Non-GAAP gross margin is the ratio calculated by dividing non-GAAP gross profit by revenues. Non-GAAP income (loss) from operations is calculated by excluding stock-based compensation expense and CEO separation expense from loss from operations. Non-GAAP net income (loss) is calculated by excluding stock-based compensation expense, net of tax, and CEO separation expense from net loss. Non-GAAP net income (loss) per share is calculated by dividing non-GAAP net income (loss) by the weighted- average shares outstanding as presented in the calculation of GAAP net loss per share. Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash expenses, Workiva believes that providing non-GAAP financial measures that exclude stock-based compensation expense allows for more meaningful comparisons between its operating results from period to period. Because of the non-recurring nature of CEO separation expense, Workiva believes this expense is not representative of ongoing operating costs. Workiva’s management excludes CEO separation expense when evaluating its ongoing performance and/or predicting its operating trends and believes that its investors should have access to the same set of tools that we use in analyzing results. Workiva’s management uses these non-GAAP financial measures as tools for financial and operational decision making and for evaluating Workiva’s own operating results over different periods of time.

Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in Workiva’s industry, as other companies in the industry may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on Workiva’s reported financial results. Further, stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in Workiva’s business and an important part of the compensation provided to its employees. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Investors should review the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures included below, and not rely on any single financial measure to evaluate Workiva’s business.

Safe Harbor Statement
Certain statements in this press release are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In particular, statements about the Company’s expectations, beliefs, plans, objectives, assumptions, future events or future performance contained in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "predict," "potential," "outlook," "guidance" or the negative of those terms or other comparable terminology.

Please see the Company’s documents filed or to be filed with the Securities and Exchange Commission, including the Company’s annual reports filed on Form 10-K and quarterly reports on Form 10-Q, and any amendments thereto for a discussion of certain important risk factors that relate to forward-looking statements contained in this report. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control. These and other important factors may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Any forward-looking statements are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
###

Investor Contact:	Media Contact:
Adam Rogers	Kevin McCarthy
Workiva Inc.	Workiva Inc.
investor@workiva.com	press@workiva.com
(515) 663-4493	(515) 663-4471

WORKIVA INC. CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except share and per share amounts)
	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
	(unaudited)
Revenue
Subscription and support	$60,472	$48,837	$116,595	$95,307
Professional services	13,012	10,293	26,852	23,729
Total revenue	73,484	59,130	143,447	119,036
Cost of revenue
Subscription and support (1)	10,202	8,637	20,011	17,439
Professional services (1)	10,475	7,659	20,202	15,368
Total cost of revenue	20,677	16,296	40,213	32,807
Gross profit	52,807	42,834	103,234	86,229
Operating expenses
Research and development (1)	21,795	20,718	43,806	40,845
Sales and marketing (1)	28,213	22,252	53,578	43,258
General and administrative (1)	11,226	21,654	21,609	33,422
Total operating expenses	61,234	64,624	118,993	117,525
Loss from operations	(8,427)	(21,790)	(15,759)	(31,296)
Interest expense	(433)	(449)	(873)	(899)
Other income, net	530	492	850	835
Loss before (benefit) provision for income taxes	(8,330)	(21,747)	(15,782)	(31,360)
(Benefit) provision for income taxes	(8)	21	3	26
Net loss	$(8,322)	$(21,768)	$(15,785)	$(31,386)
Net loss per common share:
Basic and diluted	$(0.18)	$(0.50)	$(0.35)	$(0.73)
Weighted-average common shares outstanding - basic and diluted	46,166,660	43,234,655	45,700,559	43,048,110

(1) Includes stock-based compensation expense as follows:

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
	(unaudited)
Cost of revenue
Subscription and support	$399	$228	$756	$399
Professional services	431	146	840	296
Operating expenses
Research and development	1,851	1,495	3,751	2,516
Sales and marketing	2,032	1,440	3,996	2,553
General and administrative	3,800	7,156	7,363	10,606

WORKIVA INC. CONSOLIDATED BALANCE SHEETS (in thousands)
	June 30, 2019	December 31, 2018
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$94,713	$77,584
Marketable securities	42,855	20,764
Accounts receivable, net	47,206	65,107
Deferred commissions	11,380	8,178
Other receivables	1,236	1,181
Prepaid expenses and other	7,963	4,417
Total current assets	205,353	177,231
Property and equipment, net	41,046	41,468
Operating lease right-of-use assets	16,510	—
Deferred commissions, non-current	13,259	10,569
Intangible assets, net	1,832	1,266
Other assets	1,982	577
Total assets	$279,982	$231,111
Liabilities and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable	$4,768	$5,461
Accrued expenses and other current liabilities	42,147	36,353
Deferred revenue	156,234	148,545
Current portion of financing obligations	1,285	1,222
Total current liabilities	204,434	191,581
Deferred revenue, non-current	28,049	25,171
Other long-term liabilities	1,284	6,891
Operating lease liabilities, non-current	20,038	—
Financing obligations, non-current	16,550	17,208
Total liabilities	270,355	240,851
Stockholders’ equity (deficit)
Common stock	46	44
Additional paid-in-capital	332,161	297,145
Accumulated deficit	(322,812)	(307,027)
Accumulated other comprehensive income	232	98
Total stockholders’ equity (deficit)	9,627	(9,740)
Total liabilities and stockholders’ equity (deficit)	$279,982	$231,111

WORKIVA INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)
	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
	(unaudited)
Cash flows from operating activities
Net loss	$(8,322)	$(21,768)	$(15,785)	$(31,386)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	971	876	1,874	1,748
Stock-based compensation expense	8,513	10,465	16,706	16,370
Provision for doubtful accounts	233	139	46	183
(Accretion) amortization of premiums and discounts on marketable securities, net	(23)	(15)	(104)	3
Deferred income tax	(28)	—	(46)	—
Changes in assets and liabilities:
Accounts receivable	3,133	(236)	17,951	6,306
Deferred commissions	(3,833)	(2,020)	(5,862)	(3,669)
Operating lease right-of-use asset	556	—	1,224	—
Other receivables	161	148	(53)	175
Prepaid expenses	(310)	(2,020)	(3,546)	(1,789)
Other assets	58	(110)	(1,406)	(168)
Accounts payable	1,206	(1,294)	(356)	1,383
Deferred revenue	8,295	8,747	10,282	6,402
Operating lease liability	(813)	—	(1,468)	—
Accrued expenses and other liabilities	8,966	4,542	4,425	3,679
Net cash provided by (used in) operating activities	18,763	(2,546)	23,882	(763)
Cash flows from investing activities
Purchase of property and equipment	(454)	(210)	(2,197)	(219)
Purchase of marketable securities	(18,562)	(11,283)	(40,717)	(11,283)
Maturities of marketable securities	11,500	3,900	18,890	4,400
Purchase of intangible assets	(577)	(64)	(661)	(128)
Net cash used in investing activities	(8,093)	(7,657)	(24,685)	(7,230)
Cash flows from financing activities
Proceeds from option exercises	5,498	3,318	16,553	6,393
Taxes paid related to net share settlements of stock-based compensation awards	—	(519)	(390)	(1,861)
Proceeds from shares issued in connection with employee stock purchase plan	—	—	2,149	1,370
Principal payments on capital lease and financing obligations	(301)	(294)	(595)	(592)
Proceeds from government grants	—	22	—	22
Net cash provided by financing activities	5,197	2,527	17,717	5,332
Effect of foreign exchange rates on cash	110	(85)	215	(177)
Net increase (decrease) in cash and cash equivalents	15,977	(7,761)	17,129	(2,838)
Cash and cash equivalents at beginning of period	78,736	65,256	77,584	60,333
Cash and cash equivalents at end of period	$94,713	$57,495	$94,713	$57,495

TABLE I WORKIVA INC. RECONCILIATION OF NON-GAAP INFORMATION (in thousands, except share and per share)
	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
Gross profit, subscription and support	$50,270	$40,200	$96,584	$77,868
Add back: Stock-based compensation	399	228	756	399
Gross profit, subscription and support, non-GAAP	$50,669	$40,428	$97,340	$78,267
As a percentage of subscription and support revenue, non-GAAP	83.8%	82.8%	83.5%	82.1%

Gross profit, professional services	$2,537	$2,634	$6,650	$8,361
Add back: Stock-based compensation	431	146	840	296
Gross profit, professional services, non-GAAP	$2,968	$2,780	$7,490	$8,657
As a percentage of professional services revenue, non-GAAP	22.8%	27.0%	27.9%	36.5%

Gross profit	$52,807	$42,834	$103,234	$86,229
Add back: Stock-based compensation	830	374	1,596	695
Gross profit, non-GAAP	$53,637	$43,208	$104,830	$86,924
As percentage of revenue, non-GAAP	73.0%	73.1%	73.1%	73.0%

Research and development	$21,795	$20,718	$43,806	$40,845
Less: Stock-based compensation	1,851	1,495	3,751	2,516
Research and development, non-GAAP	$19,944	$19,223	$40,055	$38,329
As percentage of revenue, non-GAAP	27.1%	32.5%	27.9%	32.2%

Sales and marketing	$28,213	$22,252	$53,578	$43,258
Less: Stock-based compensation	2,032	1,440	3,996	2,553
Sales and marketing, non-GAAP	$26,181	$20,812	$49,582	$40,705
As percentage of revenue, non-GAAP	35.6%	35.2%	34.6%	34.2%

General and administrative	$11,226	$21,654	$21,609	$33,422
Less: Stock-based compensation	3,800	3,535	7,363	6,985
Less: CEO separation expense(1)	—	9,527	—	9,527
General and administrative, non-GAAP	$7,426	$8,592	$14,246	$16,910
As percentage of revenue, non-GAAP	10.1%	14.5%	9.9%	14.2%

Loss from operations	$(8,427)	$(21,790)	$(15,759)	$(31,296)
Add back: Stock-based compensation	8,513	6,844	16,706	12,749
Add back: CEO separation expense(1)	—	9,527	—	9,527
Income (loss) from operations, non-GAAP	$86	$(5,419)	$947	$(9,020)
As percentage of revenue, non-GAAP	0.1%	(9.2)%	0.7%	(7.6)%

TABLE I WORKIVA INC. RECONCILIATION OF NON-GAAP INFORMATION (in thousands, except share and per share)
	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
Net loss	$(8,322)	$(21,768)	$(15,785)	$(31,386)
Add back: Stock-based compensation	8,513	6,844	16,706	12,749
Add back: CEO separation expense(1)	—	9,527	—	9,527
Net income (loss), non-GAAP	$191	$(5,397)	$921	$(9,110)
As percentage of revenue, non-GAAP	0.3%	(9.1)%	0.6%	(7.7)%

Net loss per basic and diluted share:	$(0.18)	$(0.50)	$(0.35)	$(0.73)
Add back: Stock-based compensation	0.18	0.16	0.37	0.30
Add back: CEO separation expense(1)	—	0.22	—	0.22
Net income (loss) per basic share, non-GAAP	$0.00	$(0.12)	$0.02	$(0.21)
Net income (loss) per diluted share, non-GAAP	$0.00	$(0.12)	$0.02	$(0.21)

Weighted-average common shares outstanding - basic, non-GAAP	46,166,660	43,234,655	45,700,559	43,048,110
Weighted-average common shares outstanding - diluted, non-GAAP	51,540,253	43,234,655	51,061,575	43,048,110

(1) CEO separation expense in the three and six months ended June 30, 2018 includes stock-based compensation of $3.6 million related to the acceleration of eligible stock awards and separation payment expense of $5.9 million pursuant to the former CEO’s employment agreement. Included as separation payment expense are cash payments made in excess of the related bonus accrual recorded through the date of separation.

TABLE II WORKIVA INC. RECONCILIATION OF NON-GAAP GUIDANCE (in thousands, except share and per share data)
	Three months ending September 30, 2019			Year ending December 31, 2019

Loss from operations, GAAP range	$(16,400)	-	$(16,900)	$(47,000)	-	$(49,000)
Add back: Stock-based compensation	8,900		8,900	35,000		35,000
Loss from operations, non-GAAP range	$(7,500)	-	$(8,000)	$(12,000)	-	$(14,000)

Net loss per share, GAAP range	$(0.35)	-	$(0.36)	$(1.03)	-	$(1.07)
Add back: Stock-based compensation	0.19		0.19	0.76		0.76
Net loss per share, non-GAAP range	$(0.16)	-	$(0.17)	$(0.27)	-	$(0.31)

Weighted-average common shares outstanding - basic and diluted	46,900,000		46,900,000	46,400,000		46,400,000